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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                              Domestic Subsidiaries

                                                           State of
Name                                                       Incorporation
----                                                       -------------

A-C Compressor Corporation                                 Delaware
Arizona Elevator, Inc.                                     Delaware
Belvac Production Machinery, Inc.                          Delaware
Bernard International, Inc.                                Delaware
Chief Automotive Management Systems Inc.                   Delaware
Chief Automotive Systems, Inc.                             Delaware
Communications Techniques, Inc.                            Delaware
De-Sta-Co Cylinders, Inc.                                  Delaware
DEK U.S.A., Inc.                                           Delaware
Delaware Capital Formation, Inc.                           Delaware
Delaware Capital Holdings, Inc.                            Delaware
Dielectric Laboratories, Inc.                              Delaware
Dover Caribbean, Inc.                                      Delaware
Dover Elevator Company                                     Delaware
Dover Elevator International, Inc.                         Delaware
Dover Elevator Service of Puerto Rico, Inc.                Puerto Rico
Dover Elevator Systems, Inc                                Delaware
Dover Europe Corporation                                   Delaware
Dover Industries Acceptance, Inc.                          Delaware
Dover Industries, Inc.                                     Delaware
Dover Resources, Inc.                                      Delaware
Dover Soltec, Inc.                                         Delaware
Dover Technology International, Inc.                       Delaware
Duncan Industries Parking ControlSystems Corp.             Delaware
Empire Elevator Corporation                                Delaware
General Elevator Company, Incorporated                     Maryland
GFS Manufacturing, Inc.                                    Delaware
Hasstech, Inc.                                             Delaware
Hawaiian Pacific Elevator Corporation                      Delaware
Hill-Phoenix, Inc.                                         Delaware
Hudson Elevator Corp.                                      Delaware
K&L Microwave, Inc.                                        Delaware
Knappco Corporation                                        Delaware
Lagerquist Corporation                                     Delaware
Marathon Equipment Company                                 Delaware
Mark Andy, Inc.                                            Missouri
Measurement Systems, Incorporated                          Delaware
Miami Elevator Company                                     Delaware
Midland Manufacturing, Inc.                                Delaware
Midstate Elevator Company, Inc.                            Delaware
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Novacap, Inc.                                              Delaware
Pathway Bellows, Inc.                                      Delaware
Petro Vend, Inc.                                           Delaware
Phoenix Refrigeration Systems, Inc.                        Georgia
Pomeco Corporation                                         Delaware
Randell Manufacturing, Inc.                                Delaware
Randell Refrigeration, Inc.                                Delaware
Randell Warehouse of Arizona, Inc.                         Delaware
Refrigeration Systems, Inc.                                Delaware
Revod Corporation                                          Delaware
Sargent Industries, Inc.                                   Delaware
Security Elevator Company                                  Delaware
Sound Elevator Company                                     Delaware
Stark Manufacturing, Inc.                                  Delaware
Swep Inc., USA                                             Delaware
Tarby, Inc.                                                Delaware
Texas Hydraulics, Inc.                                     Delaware
The Heil Company                                           Delaware
The Wittemann Company, Inc.                                Delaware
Tipper Tie, Inc.                                           Delaware
TNI, Inc.                                                  Delaware
Trailmaster Corporation                                    Texas
Tranter, Inc.                                              Michigan
Universal Instruments Corporation                          Delaware
Vectron Laboratories, Inc.                                 Delaware
Vectron Technologies, Inc.                                 Delaware
Waukesha Bearings Corp.                                    Wisconsin
Weldcraft Products, Inc.                                   Delaware
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                              Foreign Subsidiaries

Name                                                           Jurisdiction
----                                                           ------------
A-C Compressor Canada                                          Canada
Allgemeine Aufzugswartung GmbH                                 Germany
Chief Automotive Limited                                       United Kingdom
Chief Automotive Systems Canada, Inc.                          Canada
Christian Hein GmbH                                            Germany
Copco A. G.                                                    Switzerland
De-Sta-Co (Asia) Company, Limited                              Thailand
De-Sta-Co Metallerzeugnisse  GmbH                              Germany
DEK GmbH                                                       Germany
DEK Japan Limited                                              Japan
DEK Printing Machines Ltd.                                     United Kingdom
Dover Corporation (Canada) Limited                             Canada
Dover Europe Aufzug GmbH                                       Germany
Dover Exports, Ltd.                                            Barbados
Dover International, B.V.                                      Netherlands
Dover UK Finance Limited                                       United Kingdom
Dover UK Finance Services Limited                              United Kingdom
Dover UK Holdings Limited                                      United Kingdom
Dr. Rotert/Dieterich Standard GmbH                             Germany
DTI-ARB, Inc.                                                  Canada
European Lift Engineering GmbH                                 Germany
Grapas Nacionales de Mexico C.V. de S.A.                       Mexico
Hammond & Champness, Limited                                   United Kingdom
Hammond Engineering, Ltd.                                      United Kingdom
Heat Transfer Technology S.A. (HTT)                            Switzerland
I.S.T. Molchtecknik GmbH                                       Germany
Imaje, S.A.                                                    France
Koolrad Design & Manufacturing Co., Inc.                       Canada
Petro Vend Europe Inc.                                         United Kingdom
Petro Vend of Canada, Inc.                                     Canada
Petro Vend, Inc.                                               Poland
ReHeat A.B.                                                    Sweden
ReHeat N.V.                                                    Belgium
Sincotron - Nordic                                             Sweden
Sincotron AB                                                   Sweden
Soltec Group B.V.                                              Netherlands
Soltec International, B.V.                                     Netherlands
Swep A.G.                                                      Switzerland
Swep France                                                    France
Swep Heat Exchangers Pty., Ltd.                                Australia
Swep Iberica S.A.                                              Spain
Swep International A.B.                                        Sweden
Swep Italia S.R.L.                                             Italy
Swep Ltd.                                                      United Kingdom
Swep Marketing B.V.                                            Netherlands
Swep Reheat A.B.                                               Sweden
Swep Warmetauscher Deutschland A.G                             Germany
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Technopack ewald hagedoen Nederland b.v                        Netherlands
Tipper Tie (UK) Limited                                        United Kingdom
Tipper Tie Verschlusstechnik Deutchland, Gmbh                  Germany
Tipper Tie-Technopack GmbH                                     Germany
Unibras A.G.                                                   Switzerland
Universal Hong Kong                                            Hong Kong
Universal Instruments (Electronics) Ltd.                       United Kingdom
Universal Instruments (Malaysia) Sdn Bhd                       Malaysia
Universal Instruments Corporation
   (Singapore) Pte. Ltd.                                       Singapore
Universal Instruments GmbH                                     Germany
Universal Instruments Korea Limited                            Korea
Universal Instruments S.a.r.l.                                 France